UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________________
FORM 8-K
  ______________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 29, 2017
  ______________________________________
Renewable Energy Group, Inc.
(Exact name of registrant as specified in its charter)
  ______________________________________

Delaware	001-35397	26-4785427
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
416 South Bell Avenue
Ames, Iowa 50010
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (515) 239-8000
 ______________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Compensatory Arrangements with Brad Albin and Chad Stone
On September 29, 2017, Renewable Energy Group, Inc. (the “Company”) entered into Employment Agreements with each of Brad Albin, Vice President, Manufacturing, and Chad Stone, Chief Financial Officer, both effective August 15, 2017.

Both Employment Agreements have an initial term of three years, ending on August 15, 2020, with automatic one-year extensions thereafter unless notice of non-extension is delivered no later than 90 days prior to the expiration of the then-current term.

Compensation under the Employment Agreements for each executive shall include: (i) an annual base salary of $350,350, with increases as deemed advisable by the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”); (ii) eligibility to receive an annual bonus under the Company’s annual incentive plan for executive officers based upon attainment of performance goals as determined by the Compensation Committee, at a target level of 50% of his base salary; (iii) eligibility to participate in the Company’s equity incentive plans and programs; (iv) eligibility to participate in the group health, dental, vision and life insurance plans, retirement, fringe benefit, paid time-off and other benefit plans on the same terms as other senior executives of the Company generally; and (iv) reimbursement for certain expenses.

Mr. Albin and Mr. Stone are also each entitled to the same payments and benefits upon termination of employment:

 Termination for Cause or Resignation without Good Reason. If the Company terminates the employment of Mr. Albin or Mr. Stone for cause (as defined in their respective Employment Agreements) or either resigns without good reason (as defined in their respective Employment Agreements) and, in either case, the termination of his employment is not because of his death or disability, he will forfeit all rights to any annual bonus for the year in which the termination of employment occurs, and he will be entitled only to a payment equal to any accrued, but unpaid, base salary and other benefits, including any bonuses accrued, but unpaid with respect to a prior year.

Termination due to Death or Disability. If the employment of Mr. Albin or Mr. Stone is terminated due to death or disability, he (or his estate, as applicable) will receive any accrued, but unpaid, base salary and other benefits, including any bonuses accrued, but unpaid with respect to a prior year, and a pro-rated annual cash bonus payment for the year in which his employment terminates, calculated based on actual performance through the end of the applicable year in an amount not to exceed the pro-rated portion of his target annual bonus for such year, payable in a lump sum.

Termination without Cause or Resignation for Good Reason; Termination without Cause or Resignation for Good Reason Following a Change in Control. If Mr. Albin’s or Mr. Stone’s employment is terminated without cause or he resigns for good reason, he will receive (a) any accrued, but unpaid, base salary and other benefits, including any bonuses accrued but unpaid with respect to a prior year, (b) a severance payment equal to his then-current annual base salary (the “Severance Salary Payment”) payable in installments over one year after such termination or resignation, as applicable, (c) a pro-rated annual cash bonus payment (the “Severance Bonus Payment”) for the year in which his employment terminates, calculated based on actual performance through the end of the applicable year in an amount not to exceed the pro-rated portion of his target annual bonus for such year, payable in installments over one year after such termination or resignation, as applicable, and (d) healthcare continuation coverage for one year after such termination or resignation, as applicable, which will terminate if, and to the extent, he becomes eligible to receive comparable coverage from a subsequent employer. If the Company terminates his employment without cause or he resigns for good reason, in each case within two years following the date of a change in control (as defined in their respective Employment Agreements) of the Company, the Severance Salary Payment will be doubled and paid in a lump sum, the Severance Bonus Payment will be paid in a lump sum and all equity-based awards held by him shall vest in accordance with the terms of the Company’s Amended and Restated 2009 Stock Incentive Plan. In order to receive the foregoing severance payments and benefits, both Mr. Albin and Mr. Stone must execute a release of claims in favor of the Company and comply with their obligations under the Non-Competition Agreement.

The Employment Agreements for Messrs. Albin and Stone provide that, in the event that their change in control payments and benefits would trigger an excise tax under Sections 280G and 4999 of the Internal Revenue Code, then the value of such payments and benefits will be either (i) delivered in full or (ii) subject to a cutback, whichever provides them with the greatest benefit on an after-tax basis.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Employment Agreements for each of Messrs. Albin and Stone, which are filed hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated as of September 29, 2017, between Renewable Energy Group, Inc. and Brad Albin.

10.2	Employment Agreement, dated as of September 29, 2017, between Renewable Energy Group, Inc. and Chad Stone.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 4, 2017

RENEWABLE ENERGY GROUP, INC.

By:	/s/ Chad Stone
Chad Stone
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, dated as of September 29, 2017, between Renewable Energy Group, Inc. and Brad Albin.

10.2	Employment Agreement, dated as of September 29, 2017, between Renewable Energy Group, Inc. and Chad Stone.